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                                                                 Exhibit 10.26

                                   AGREEMENT

     This Agreement is made and entered into on January 28,1998 by and between CONNECT, Inc., a Delaware corporation (the "Company") and Impresso, a Delaware corporation ("Buyer").

     1.  Definitions.
         ------------

          (a) "Online Business" shall mean the online services currently provided by the Company which allows users to access information such as newsletters, bulletins and e-mail from the Company's computers.

          (b) "Pyramid Systems" shall mean two computer systems, identified by Connect Property Tag #0032 and #0041, and associated operating systems, Oracle and Fulcrum Software, as well as disks, identified by Tag #0099, #0100, #0101, #0102 and #0103, that perform online transactions.

          (c) "x.25" shall mean the online service specific T1 and 56KBPS communication circuits to Pacific Bell, AT&T, Sprint and CompuServe that terminate as the Verilink DSU Rack which connects to the Pyramid Computer Systems.

     2.  The Transaction.  The Company hereby transfers to the Buyer all right,
         ---------------
title and interest in the Online Business effective as of January 1, 1998. The Buyer will continue to occupy the Company's facility, pursuant to Section 3 below, during a transition period which will end on September 30, 1998.

     3.  Rental Program.
         --------------

          (a) The rental program described in Section 3(b) shall begin on January 1, 1998 and end of September 30, 1998. Buyer will pay the Company a fee of $20,000 per month, payable on or before the 10th day of each calendar month.

          (b) The rental fee referred to in Section 3(a) above shall cover the following: (i) the rental of space at the Company's facility, which space is currently occupied and used by the Online Business, including access to public areas, (ii) utilities for the space occupied, including the computer operations center utilized by the Online Business, (iii) costs of receptionist service,
(iv) general office overhead, (v) reasonable use of copiers, (vi) reasonable use of office supplies, (vii) lunch room goodies, (viii) continued support on a seven day, 24 hour basis by operators as long as the Company provides this to its other customers, (ix) all reasonable telephone costs and data connection costs, provided, however, that Buyer shall be responsible for the costs incurred on x.25, (x) storage of backup tapes, (xi) offsite storage and (xii) rent of the existing computer system equipment or their equivalent currently used by the Online Business including the Pyramid Systems through September 30, 1998. Buyer shall be responsible for maintenance on all of these machines commencing January 1, 1998. After December 31, 1997 and at such time as the equipment becomes unencumbered, the Company shall offer Buyer the


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right to buy such unencumbered equipment. The price of the Nile 150 and the 12ES
Pyramid Systems is established to be $18,000 and $4,000, respectively. Buyer shall cover its own postage, supplies for mass mailings and costs of employee special events. Buyer may use Madsen's office at the Company's facility and up to eight mutually agreeable cubes during the term of the rental period.

          (c) Existing internet circuits and service costs incurred by the Company and/or Buyer during the rental period shall be borne on a pro rata basis in accordance with actual usage between such parties. If the usage cannot be accurately determined, Buyer will pay 20% of the Company's total cost for as long as the Company provides commercial hosting services to its customers.

          (d) Buyer will provide the Company with its existing e-mail system as long as the Pyramid Systems are operational but in no case shall this e-mail system be terminated prior to March 31, 1998. There will be no charge to the Company for this service except that users connecting via the x.25 from Malaysia will incur a charge defined as cost based surcharge in the billing system.

     4.  Employment Issues.
         -----------------

          (a) No later than October 31, 1997, all Company employees who are engaged in the Online Business must submit their resignation to the Company effective at the end of business on December 31, 1997. Should an employee decide not to submit their resignation by such date, then the Company may terminate such employees in accordance with the Company's standard policy then in effect. No later than October 31, 1997, Buyer shall select the employees working in the Online Business which it intends to hire on January 1, 1998. The Company shall be responsible for any applicable severance expenses for employees not hired by Buyer. Should Buyer subsequently hire any person terminated in this manner, whether the hiring of the person is as an employee, consultant or through other such arrangement, within 12 months of such termination by the Company, then Buyer shall pay $30,000 to the Company within 10 days of the date of hire of such person to reimburse the Company for the severance costs incurred. Notwithstanding the above, Buyer shall not incur a penalty if this person is gainfully employed by the Company or another third party and is willing to provide assistance to Buyer on a part time basis for compensation.

          (b) Buyer will use a temporary agency or other service for payroll matters and shall be responsible for all payroll and personnel matters related to its employees and consultants.

          (c) Buyer will ensure that its employees have workers' compensation insurance and that Buyer is in compliance with other rules and regulations relating to employment matters.

          (d) Buyer shall carry a liability insurance policy of at least $1 million. Buyer shall provide to the Company a certificate of insurance naming the Company as an additional insured as long as Buyer is renting space from the Company pursuant to this Agreement.


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          (e) Buyer shall be responsible for all legal and formation costs relating to the formation of the Buyer.

          (f) The Company and Buyer will act in good faith in working out which employees are retained by the Company, which employees are employed by Buyer and which employees are terminated. After this has been completed, there will be no hiring by either the Company or Buyer of employees of the other party for a period of 12 months without the permission of the other party in writing. Prior to the end of the twelve month period, each party agrees that the liquidated damages from hiring an employee currently employed by the other party shall be $30,000 unless such employee is hired with the permission of the other entity. This $30,000 amount is payable within 10 days of such employment.

          (g) All personnel employed by Buyer will enter into a proprietary information agreement with Buyer and shall also sign an agreement requiring them to maintain the confidentiality of any confidential matters relating to the Company.

     5.  Technology.
         ----------

          (a) The Company shall maintain the ownership of the Online Software (as defined below). Buyer is hereby granted an exclusive, worldwide perpetual right and license to use the Online Software (as defined below). The Company shall deliver a copy of the source code for such software to Buyer upon execution of this Agreement. The license shall include the right to sublicense.

          For purposes of this Agreement, "Online Software" shall be defined as Connect Client Software Version 1.9 for both Macintosh and Windows, the Online Software version __ Associated Billing Code which is operated on the Pyramid Systems and the Newsletters Online Version v0-0-131 which is operated on the Pyramid Systems and a Sun Sparc Station.

          (b) Buyer shall pay the Company a royalty equal to 12% of the revenue received by Buyer from sublicensing or otherwise utilizing the Software in a given month provided that no royalty will be paid on the first $80,000 of such revenue in a given month ($960,000 in a given year). No royalty will be payable on revenues received by the Company prior to December 31, 1997. Royalties will be payable within 30 days following the date on which payment is received by the Buyer. The maximum cumulative royalty payable by Buyer to the Company is $1 million at which time this license shall be fully paid and the Company shall be free to continue to license and otherwise use the software without the payment of additional amounts to the Company.

          (c) Buyer shall provide the Company with monthly statements setting forth its calculation of the amount of the royalty payment in detail reasonably satisfactory to the Company. The Company shall have the right, at its own expense, to have an independent auditor inspect Buyer's records to confirm the accuracy of such calculations; provided, however, that it may not exercise such right more than twice in any twelve-month period. In the event that such

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auditor determines that the royalties have been underpaid by more than 5% of the actual account owed in any three-month period, Buyer shall bear the reasonable costs of such audit.

          (d) THE ONLINE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, THE COMPANY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE NEURON DATA SOFTWARE OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Buyer understands that the Company is not responsible for and will have no liability for hardware, software, or other items not licensed from or through the Company hereunder or for any services provided by any persons other than the Company.

     6.  Assignments.
         -----------

          (a) The Company shall transfer to Buyer all accounts receivable relating to the Online Business existing on December 31, 1997. The purchase price for such receivables will be equal to the amount of the accounts receivable which are less than or equal 90 days old. Payment of such amount shall be made in three equal installments on January 31, 1998, February 28, 1998 and March 31, 1998. Buyer will make a good faith effort to collect all receivables acquired from the Company and will pay the Company 50% of the amount collected on receivables having a date prior to October 1, 1997.

          (b) The Company hereby assigns to Buyer all customer contracts relating to the Online Business and Buyer hereby assumes all obligations thereunder. To the extent the assignment of any such contract requires the consent of any other person thereto, the Company agrees that it will use commercially reasonable efforts to obtain any such consent. The Company agrees to cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefits under the applicable contract. The Company and Buyer will notify all customers of the Online Business of the assignment to Buyer. This notification will be done no later than October 31, 1997. This notification will provide for termination of any contracts on December 31, 1997 if Buyer does not desire to honor such agreement after the proposed sale of the Online Business.

     7.  Indemnification.
         ---------------

          (a) For a period of 36 months after the date of this Agreement (or until the expiration of the applicable statutes of limitations, in the case of a Loss (as defined below) relating to taxes, environmental or employee benefit matters), Buyer shall indemnify, defend and hold harmless the Company and its officers, directors, agents and stockholders ("Company Indemnified Parties") against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys, accountants and expert witness' and the costs and expenses of enforcing this indemnification ("Losses"), including without limitation, Losses resulting from the defense, settlement or compromise of a claim or demand or assessment incurred by such Company Indemnified Parties
(1) as a result of or with respect to a breach of


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this Agreement by Buyer, or (2) arising in connection with the Online Business on or after the date of this Agreement.

          (b) For a period of 36 months after the date of this Agreement (or until the expiration of the applicable statutes of limitations, in the case of a Loss relating to taxes, environmental or employee benefit matters), the Company shall indemnify, defend and hold harmless Buyer and its officers, directors, agents and stockholders (the "Buyer Indemnified Parties") against all Losses, including without limitation, Losses resulting from the defense, settlement or compromise of a claim or demand or assessment incurred by such Buyer Indemnified Parties (1) as a result of or with respect to a breach of this Agreement by the Company, or (2) arising in connection with the Online Business before the date of this Agreement.

     8.  Limitation of Liability.  NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE
         -----------------------
WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR ANY ATTACHMENT, PRODUCT ORDER, SCHEDULE OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (a) FOR LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, (b) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTLY DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF PROFITS; OR (c) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

     9.  Miscellaneous.
         -------------

          (a) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of every kind and nature between them and their officers, directors and agents. This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged.

          (b) This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California.

          (c) This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party, provided, however, that Buyer may assign all of its rights under this Agreement to any party acquiring substantially all of its business.

          (d) Notices.  Any notice required or permitted by this Agreement shall
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be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

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          (e) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f) Independent Contractor.  Neither party shall, for any purpose, be
              ----------------------
deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

          (g) Force Majeure.  In the event that either party is prevented from
              -------------
performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material or component unavailability or shortage, or any other cause beyond the reasonable control of the party invoking this Section (a "Force Majeure") and if such party shall have used its best
                 -------------
efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Notwithstanding the foregoing, if such party is not able to perform within 30 days after the event giving rise to excuse of Force Majeure, the other party may terminate the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CONNECT, INC.                                     January 28, 1998
                                    ---------------------------------------


By:  /s/ GORDON J. BRIDGE           By:  /s/ IMPRESSO
     -------------------------           ----------------------------------

Title:  CEO                         Title:  President
        ----------------------              -------------------------------


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